                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements
(Form S-1 No. 333-119852 and Form S-4 No. 333-119231) of Nalco Finance Holdings
LLC and in the related Prospectus of our reports dated February 28, 2006, with respect to the consolidated financial statements and schedules of Nalco Finance
Holdings LLC, Nalco Finance Holdings LLC management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Nalco Finance
Holdings LLC, included in this Annual Report (Form 10-K) for the year ended
December 31, 2005.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
February 28, 2006